Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE FACEBOOK INC. DERIVATIVE LITIGATION	CONSOLIDATED C.A. No. 2018-0307-KSJM
STIPULATION AND AGREEMENT OF
SETTLEMENT, COMPROMISE, AND RELEASE
This Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”) in the above-captioned action (the “Action”) is made and entered into as of November 20, 2025, by and among: (i) plaintiffs California State Teachers’ Retirement System (“CalSTRS”), Construction and General Building Laborers’ Local Union No. 79 General Fund (“Local 79”), and City of Birmingham Retirement and Relief System (“Birmingham”) (collectively, “Co-Lead Plaintiffs”), and plaintiffs Fireman’s Retirement System of St. Louis (“St. Louis”), Lidia Levy (“Levy”), and Karen Sbriglio (“Sbriglio”) (together with Co-Lead Plaintiffs, the “Plaintiffs”), individually and derivatively on behalf of Meta Platforms, Inc. (f/k/a Facebook, Inc.) (“Meta” or the “Company”); (ii) defendants Mark Zuckerberg, Sheryl K. Sandberg, Konstantinos Papamiltiadis, Jeffrey D. Zients, Peggy Alford, Kenneth I. Chenault, Peter A. Thiel, Susan D. Desmond-Hellmann, Reed Hastings, Marc L. Andreessen, and Erskine B. Bowles (collectively, “Defendants”); and (iii) nominal defendant Meta (together with Co-Lead Plaintiffs and Defendants, the “Parties,” and each a “Party”), by and through their respective undersigned counsel.

This Stipulation states all of the terms and conditions of the settlement and resolution of the claims asserted in the Action (the “Settlement”) and is intended by the Parties to fully, finally, and forever release, resolve, compromise, settle, and discharge the Released Claims1 against the Released Parties and dismiss the Action with prejudice, upon approval by the Court of Chancery of the State of Delaware (the “Court”) and subject to the terms and conditions hereof.
WHEREAS:
A.On July 27, 2012, the Federal Trade Commission (the “FTC”) issued a final consent order against the Company (the “2012 Consent Order”) that finalized a settlement with the Company resolving the FTC’s allegations in FTC Docket No. C-4365 related to the Company’s privacy practices and privacy disclosures.
B.Meta became the subject of or party to certain investigations, inquiries, controversies, disputes, and litigation with governments, regulators, and private parties concerning Meta’s privacy practices and disclosures thereof.
1 All terms with initial capitalization not otherwise defined shall have the meanings ascribed to them in Paragraphs I(a)-(ff) herein.

C.On March 26, 2018, the FTC issued a press release announcing that it was pursuing an investigation into the Company’s privacy practices and compliance with the 2012 Consent Order.
D.On April 25, 2018, Plaintiff Sbriglio commenced a derivative action on behalf of Meta by filing a Verified Stockholder Derivative Complaint bearing the caption Karen Sbriglio v. Mark Zuckerberg, Sheryl Sandberg, Marc Andreessen, Erskine B. Bowles, Susan Desmond-Hellmann, Reed Hastings, Jan Koum, and Peter A. Thiel, C.A. No. 2018-0307-JRS (Trans. ID 61956909) (the “Derivative Action” or “Action”).
E.On July 23, 2018, Co-Lead Plaintiff Birmingham commenced an action pursuant to 8 Del. C. § 220 against the Company captioned City of Birmingham Relief and Retirement System v. Facebook, Inc., C.A. No. 2018-0532-JRS (Trans. ID 62266430).
F.On August 7, 2018, Plaintiffs Sbriglio and St. Louis filed an Amended Verified Stockholder Derivative Complaint in Karen Sbriglio and Firemen’s Retirement System of St. Louis v. Mark Zuckerberg, Sheryl Sandberg, Marc Andreessen, Erskine B. Bowles, Susan Desmond-Hellmann, Reed Hastings, Jan Koum, Peter A. Thiel, Michael

Schroepfer, and PricewaterhouseCoopers, LLP, C.A. No. 2018-0307-JRS (Trans. ID 62321893).
G.On September 6, 2018, Co-Lead Plaintiff Local 79 commenced an action pursuant to 8 Del. C. § 220 against the Company captioned Construction and General Building Laborers’ Local Union No. 79 General Fund v. Facebook, Inc., C.A. No. 2018-0661-JRS (Trans. ID 62418925).
H.On September 27, 2018, Plaintiff Levy commenced an action pursuant to 8 Del. C. § 220 against the Company captioned Lidia Levy v. Facebook Inc., C.A. No. 2018-0705-JRS (Trans. ID 62497138).
I.On October 11, 2018, the Court granted a stipulation and order consolidating each of Birmingham, Local 79, and Levy’s Section 220 actions into In re Facebook, Inc. Section 220 Litigation, Consol. C.A. No. 2018-0661-JRS (Trans ID 62549693) (the “Consolidated Section 220 Action”).
J.On October 30, 2018, Plaintiffs Birmingham, Local 79, and Levy moved to intervene in the Derivative Action for the limited purpose of staying the Action pending completion of the Consolidated Section 220 Action (Trans. ID 62612089), which the Court granted on December 17, 2018 (Trans. IDs 62780040, 62780039, 62830667).

K.On June 12, 2019, the Company’s Board of Directors voted to approve a settlement of the FTC’s allegations that the Company violated the 2012 Consent Order, and the terms of the settlement included certain reforms and the Company’s $5 billion payment to the FTC (the “2019 Settlement”).
L.On June 24, 2019, after a trial in the Consolidated Section 220 Action, the Court entered a post-trial final order and judgment ordering that the Company produce certain books and records in response to Birmingham, Local 79, and Levy’s inspection demands consistent with the Court’s post-trial memorandum opinion (Trans. IDs 63308774, 63311931, 63474261).
M.Between June 12, 2019 and May 3, 2021, the Company produced 4,675 books and records totaling 33,888 pages to Birmingham, Local 79, and Levy in the Consolidated Section 220 Action.
N.On July 24, 2019, the Company, the U.S. Department of Justice, and the FTC stipulated to a consent order imposing certain restrictions on the Company’s business operations for twenty years (the “2019 Consent Order”).
O.On August 20, 2019, Co-Lead Plaintiff CalSTRS moved to intervene in the Derivative Action and join as a plaintiff (Trans. ID 64113557),

which, on September 3, 2019, the then-parties to the Derivative Action stipulated to (Trans. ID 64154252) and the Court granted on September 5, 2019 (Trans. ID 64164881).
P.On May 13, 2020, Plaintiffs Birmingham, Local 79, and Levy commenced a derivative action on behalf of Meta by filing a Verified Stockholder Derivative Complaint in the Court bearing the caption Construction and General Building Laborers Local Union No. 79 General Fund, City of Birmingham Relief and Retirement System, and Lidia Levy v. Mark Zuckerberg, Sheryl Sandberg, Peggy Alford, Marc Andreessen, Kenneth Chenault, Peter Thiel, Jeffrey Zients, Erskine Bowles, Sue Desmond-Hellmann, Reed Hastings, Jan Koum, Lee Atwhal, Konstantinos Papamiltiadis, Sam Lessin, Christopher Cox, David Fisher, Michael Schropefer, Colin Stretch, and David Wehner, C.A. No. 2020-0363-JRS (Trans. ID 65629471).
Q.On October 28, 2020, Plaintiffs Birmingham, Local 79, and Levy filed a Motion for Consolidation of Related Actions and Entry of a Briefing Schedule for Appointment of Lead Plaintiff(s) and Lead Counsel (Trans. ID 66056607).
R.On July 16, 2021, City of Warwick Retirement System and Employees’ Retirement System of Rhode Island commenced a derivative action on behalf of Meta by filing a Verified Stockholder Derivative Complaint in the Court bearing the caption Employees’ Retirement System of Rhode Island and City of Warwick Retirement System v. Mark Zuckerberg, Sheryl Sandberg, Marc Andreessen, Peter Thiel, and Palantir Technologies, Inc., C.A. No. 2021-0617-JRS (Trans. ID 66770666).
S.On August 2, 2021, the Court granted the then-parties Stipulated Order for Consolidation of Related Actions (Trans. ID 66814729), which consolidated the above-referenced derivative actions into this Action.
T.On October 5, 2021, the Court issued an Order establishing a leadership structure (Trans. ID 66991477), which designated CalSTRS, Birmingham, and Local 79 as Co-Lead Plaintiffs and their counsel as Co-Lead Counsel.
U.On November 4, 2021, Plaintiffs filed the operative Second Amended and Consolidated Verified Stockholder Derivative Complaint (the “SAC”) (Trans. ID 67051175), which alleged: breaches of fiduciary duty against Defendants Mark Zuckerberg, Sheryl Sandberg, and Konstantinos Papamiltiadis as putative Company officers (“Count I”); breaches of fiduciary duty against Defendants Mark Zuckerberg, Sheryl Sandberg, Peggy Alford, Marc Andreessen, Kenneth Chenault, Peter

Thiel, Jeffrey Zients, Erskine Bowles, Susan Desmond-Hellmann, Reed Hastings, and Jan Koum as Company directors (“Count II”); and a Brophy claim for trading on the basis of the Company’s material non-public information against Defendants Mark Zuckerberg, Sheryl Sandberg, Jan Koum, Marc Andreessen, Peter Thiel, David Fischer, Michael Schroepfer, and David Wehner (“Count III”).
V.On December 7, 2021, Defendants moved to dismiss the SAC (Trans. ID 67147649), the Parties briefed the motion between January and May 2022 and on February 16, 2023 the Court held oral argument (Trans. IDs 67241449, 67411482, 67646580, 69181937, 69234755).
W.On May 10, 2023, the Court denied Defendants’ motion to dismiss Counts I and II as to all Defendants and granted Defendants’ motion to dismiss Count III as to all Defendants (and certain former defendants) except Zuckerberg (Trans. IDs 69993289, 70007496, 70054576).
X.Between May 22, 2023, and November 4, 2024, Co-Lead Plaintiffs served Meta with four sets of requests for production of documents, four sets of interrogatories, and one set of requests for admissions.
Y.Between May 22, 2023, and June 3, 2024, Co-Lead Plaintiffs served the Defendants with three sets of requests for production of documents and three sets of interrogatories.

Z.Between June 20, 2023, and October 24, 2024, Co-Lead Plaintiffs served subpoenas on over thirty third parties, including but not limited to PricewaterhouseCoopers LLP, Samuel Lessin, Munger, Tolles, & Olson LLP, Protiviti Inc., Dropbox Inc., CZI Holdings, LLC, Chan Zuckerberg Initiative, LLC, Andrew Houston, Tracey Travis, Robert Kimmitt, and Nancy Killefer.2
AA.    On July 10, 2023, the Company answered the SAC (Trans. ID 70337307).
BB.    On September 15, 2023, the Defendants answered the SAC (Trans. IDs 70877392, 70878033).
CC.    Between November 21, 2023 and November 4, 2024, Defendants served Plaintiffs with forty-nine requests for production and twenty-seven interrogatories.
DD.    On April 3, 2024, Co-Lead Plaintiffs served ESI-Related Interrogatories on each of the Defendants.
EE.    Prior to trial, Plaintiffs obtained over 1.7 million documents totaling
2 Co-Lead Plaintiffs also served subpoenas on: Ernst & Young LLP, Wilmer Cutler Pickering Hale and Door LLP, Paul, Weiss, Rifkind Wharton & Garrison LLP, Gibson, Dunn & Crutcher LLP, Zynga Inc., Tinder, Inc., Spotify USA Inc., Samsung Electronics America, Inc., RBC Capital Markets, LLC, Palantir Technologies Inc., Offer Up Inc., Netflix, Inc., Microsoft Corporation, Lyft, Inc., Circle Internet Financial, LLC, BMW of North America, LLC, Apple Inc., Amazon.com, Inc., Alphabet Inc., American Express Co., Paypal Holdings, Inc., and Bill & Melinda Gates Foundation, LLC.

over 9 million pages collectively from Meta, Defendants, Koum; Plaintiffs also produced over 2,000 documents totaling over 40,000 pages to Defendants.
FF.    Between September 24, 2024 and February 26, 2025, Co-Lead Plaintiffs deposed twenty-seven fact witnesses, including Michael Vernal, Defendant Peggy Alford, Ime Archibong, Defendant Peter Thiel, Michael Richter, Yul Kwon, Douglas Purdy, Tracey Travis, Defendant Susan Desmond-Hellmann, Justin Osofsky, Defendant Konstantinos Papamiltiadis, Colin Stretch, Defendant Reed Hasting, Robert Kimmitt, Defendant Mark Zuckerberg, Defendant Sheryl Sandberg, Carolyn Holcomb (PricewaterhouseCoopers LLP), Andrew Houston, Daniel Rose, Edward O’Neil, Defendant Jan Koum, Defendant Marc Andreessen, Defendant Kenneth Chenault, Jeffrey Sanchez (Protiviti), Defendant Jeffrey Zients, and Erin Egan.
GG.    On September 25, 2024, Co-Lead Plaintiffs filed their Motion for Curative Relief and Sanctions against Defendants Sheryl Sandberg and Jeffrey Zients, which Co-Lead Plaintiffs, Sandberg, and Zients briefed through November 22, 2024 (Trans. IDs 74573319, 74975247, 75037940).

HH.    On November 12, 2024, the Parties engaged in an all-day unsuccessful mediation before the Honorable Layn R. Phillips (the “Mediator”), preceded by written mediation statements, and followed by supplemental written submissions, at the mediator’s request.
II.    On December 6, 2024, Co-Lead Plaintiffs filed a Motion to Compel Defendant Kenneth Chenault to Appear for a Deposition, and on December 20, 2024, withdrew that motion upon Defendant Kenneth Chenault’s agreement to sit for a deposition (Trans. IDs 75152530, 75284488).
JJ.    On December 9, 2024, the Court held oral argument on Co-Lead Plaintiffs’ Motion for Sanctions, which the Court granted, in part, in a January 21, 2025, memorandum opinion (Trans. IDs 75177555, 75310521, 75480942).
KK.    On December 11, 2024, Co-Lead Plaintiffs filed their Motion to Hold the Deposition of Mark Zuckerberg in Accordance with Court of Chancery Rule 30, which Co-Lead Plaintiffs and Zuckerberg briefed through January 14, 2025, and the Court granted the motion on January 15, 2025 (Trans. IDs 75202100, 75374400, 75422416, 75440859).
LL.    On January 17, 2025, Co-Lead Plaintiffs and Defendants each served affirmative reports from three expert witnesses.

MM.    Between February 7, 2025 and March 18, 2025, Defendants deposed each of Co-Lead Plaintiffs.
NN.    On February 12, 2025, Plaintiffs filed a Motion for Voluntary Dismissal of Defendant Jan Koum with Prejudice (Trans. 75619256), which the Court granted on May 6, 2025 (Trans. ID 76215096).
OO.    On February 13, 2025, the Parties engaged in a second unsuccessful, all-day mediation before the Mediator, which was preceded by additional written submissions.
PP.    On February 14, 2025, Co-Lead Plaintiffs served rebuttal reports from four expert witnesses, and Defendants served rebuttal reports from three expert witnesses.
QQ.    Between February 27, 2025 and March 24, 2025, Co-Lead Plaintiffs deposed each of Defendants’ four expert witnesses.
RR.    Between March 7, 2025 and March 14, 2025, Defendants deposed each of Co-Lead Plaintiffs’ five expert witnesses.
SS.    On March 24, 2025, the Parties submitted a Stipulated [Proposed] Joint Pretrial Order and Joint Exhibit List (Trans. ID 75921230).
TT.    On March 26, 2025, the trial was rescheduled from April 2–4 and April 7–11, 2025 to July 16–18, 2025, and July 21–25, 2025 (Trans. ID 75938596).

UU.    On March 31, 2025, the Parties engaged in a third unsuccessful, all-day mediation before the Mediator.
VV.    On June 3, 2025, the Parties engaged in a fourth unsuccessful, all-day mediation before the Mediator, which was preceded by additional written submissions.
WW.    On June 11, 2025, the Parties filed the Stipulated [Proposed] Amended Joint Pretrial Order and Joint Exhibit List (Trans. ID 76324114).
XX.    On June 19, 2025, Plaintiffs and Defendants filed simultaneous pretrial briefs (Trans. IDs 76324150, 76486405). Plaintiffs’ pretrial brief purported to set out certain fees, fines, settlements, and other amounts paid and costs incurred by Meta in various litigations, controversies, investigations, and inquiries regarding Meta’s privacy practices and disclosures thereof.
YY.    On July 7, 2025, the Court held the Pretrial Conference and entered the Stipulated Amended Joint Pretrial Order (Trans. IDs 76603790, 76596898).
ZZ.    On July 16, 2025, the Parties conducted the first day of an eight-day trial.
AAA.    On the morning of July 17, 2025, following the receipt of a mediator’s proposal to resolve the Action, Co-Lead Plaintiffs and Defendants reached an agreement in principle to settle the Released Claims.
BBB.    This Stipulation is intended to fully, finally, and forever release, relinquish, settle, and discharge the Released Claims against the Released Parties.
CCC.    This Stipulation is not, and shall not be construed as or deemed to be evidence of, an admission as to, the merit or lack of merit of any claims or defenses that were asserted or could have been asserted in the Action.
DDD.    Co-Lead Plaintiffs continue to believe that their claims have legal merit, but also believe that the Settlement set forth below provides substantial and immediate benefits for Meta and its stockholders. In addition to these substantial benefits, Co-Lead Plaintiffs and Co-Lead Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Released Plaintiffs’ Claims; (ii) the probability of success on the merits of the Released Plaintiffs’ Claims; (iii) problems of proof associated with, and possible defenses to, the Released Plaintiffs’ Claims; (iv) the probability of recovering equitable relief and/or damages at trial; (v) the desirability of permitting the Settlement to be consummated according to its terms; (vi) the expense and length of continued proceedings necessary to prosecute the Released Plaintiffs’ Claims against Defendants through trial and appeals; and (vii) the conclusion of Co-Lead Plaintiffs and Co-Lead Counsel that the terms and conditions of the Stipulation are fair, reasonable, and adequate, and that it is in the best interests of Meta and Meta’s stockholders to settle the Released Plaintiffs’ Claims on the terms set forth herein.
EEE.    Based on Co-Lead Counsel’s extensive review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Co-Lead Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Meta and its stockholders. Based upon Co-Lead Counsel’s and Co-Lead Plaintiffs’ evaluation, Co-Lead Plaintiffs have determined that the Settlement is in the best interests of Meta and its stockholders and have agreed to the terms and conditions set forth herein.
FFF.    Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever alleged in this Action, and make no admission of liability or any form of wrongdoing whatsoever. Without limiting the generality of the foregoing, Defendants further deny that they engaged in any wrongdoing or committed any violation of law or breach of duty, or aided and abetted any such breach or wrongdoing, or have violated any law or statutory duty whatsoever, and Defendants expressly maintain that at all relevant times they acted properly, in good faith, and diligently and scrupulously complied with their statutory, fiduciary, and other legal duties. Defendants are entering into the Settlement and this Stipulation solely to avoid the substantial burden, expense, inconvenience, and distraction of continued litigation and to finally and forever put to rest, resolve, and terminate the Released Plaintiffs’ Claims. The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or factual allegation or of any fault or liability or wrongdoing or damage whatsoever or any infirmity in the defenses that any of the Defendants have or could have asserted.
NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO, AND AGREED, by and among the Parties through their attorneys of record and subject to approval of the Court, that, pursuant to Court of Chancery Rule 23.1 and the other conditions set forth herein, for the good and valuable consideration set forth herein to be conferred on Meta and its stockholders, the Action shall be fully and finally settled, compromised, and dismissed on the merits with prejudice as to the Defendants, upon and subject to the terms and conditions of this Stipulation. The Released Claims shall be fully, finally, and forever released, relinquished, settled, and discharged with prejudice as to the Released Parties in the manner and upon the terms and conditions set forth herein.
I.Definitions
In addition to the terms defined elsewhere in this Stipulation, the following capitalized terms used in this Stipulation and any Exhibits attached hereto shall have the meanings specified below:
(a)“Business Day” means any day that is not a Saturday, Sunday, or other day on which the state courts in Delaware are closed.
(b)“Co-Lead Counsel” means the law firms of Prickett, Jones & Elliott, P.A., Kaplan Fox & Kilsheimer LLP, and Scott+Scott Attorney at Law LLP.
(c)“Court” means the Court of Chancery of the State of Delaware.
(d)“Current Meta Stockholder” means any Person who is a record or beneficial owner of Meta common stock as of the close of business on the date of this Stipulation.
(e)“Defendants’ Counsel” means the law firms Potter Anderson & Corroon LLP and Wachtell Lipton, Rosen & Katz.
(f)“Effective Date” means the first Business Day following the date the Judgment becomes Final.

(g)“Escrow Account” means an account maintained at The Huntington National Bank wherein the Monetary Settlement Amount shall be deposited and held in escrow under the control of Co-Lead Counsel.
(h)“Escrow Agent” means The Huntington National Bank.
(i)“Fee and Expense Application” means the application by Plaintiffs’ Counsel to be filed with the Court for an award of attorneys’ fees and payment of litigation expenses.
(j)“Fee and Expense Award” means the Court’s monetary determination regarding an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in connection with the Settlement and to be paid solely from the Monetary Settlement Amount.
(k)“Final,” when referring to the Judgment, means the later of (i) entry of the Judgment and the expiration of any time for appeal, reconsideration, re-argument, rehearing, or other review of the Judgment, or (ii) if any appeal or application for reconsideration, re-argument, or rehearing is filed and not dismissed or withdrawn, issuance of a decision upholding the Judgment in all material respects, which is no longer subject to appeal, reconsideration, re-argument, or rehearing, and the expiration of all times for the filing of any petition for reconsideration, re-argument, rehearing, appeal, or review of the Judgment or any order affirming the Judgment; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of the Fee and Expense Award shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit, or otherwise affect the Judgment or prevent, limit, delay, or hinder entry of the Judgment.

(l)“Insurers” means Defendants’ directors-and-officers liability insurance carriers.
(m)“Judgment” means the Order and Final Judgment to be entered in the Action, in all material respects in the form attached as Exhibit D hereto.
(n)“Meta’s Counsel” means the law firms Ross Aronstam & Moritz LLP and Gibson, Dunn & Crutcher LLP.
(o)“Monetary Settlement Amount” means a monetary payment of one-hundred-and-ninety million United States dollars ($190,000,000) to be paid or caused to be paid by Defendants to Meta as part of the consideration for the Settlement contemplated by this Stipulation. The Monetary Settlement Amount is an all-in settlement number, meaning that it includes not only amounts to resolve claims and allegations in the Action but also all attorneys’ fees and expenses awarded to Plaintiffs’ Counsel.
(p)“Net Settlement Amount” means the Monetary Settlement Amount less the Fee and Expense Award.

(q)“Notice” means the Notice of Pendency of the Action, Proposed Settlement of the Action, and Settlement Hearing, substantially in the form attached hereto as Exhibit C.
(r)“Notice Costs” means the costs and expenses associated with disseminating the Notice.
(s)“Person” means a natural person, individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity.
(t)“Plaintiffs’ Counsel” means Co-Lead Counsel and counsel for other plaintiffs in this Action.
(u)“Released Claims” means the Released Plaintiffs’ Claims and the Released Defendants’ Claims.
(v)“Released Defendant Parties” means (i) Defendants; (ii) Meta; and (iii) each of the foregoing’s respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, current and former stockholders, members, parents, subsidiaries, affiliates, funds, directors, officers, employees, agents, insurers, reinsurers, counselors, attorneys, advisors, limited partners, general partners, partnerships, members, managers, consultants, bankers, financial advisors, publicists, accountants, auditors, immediate family members, trustees, executors, administrators, estates, heirs, insurers, assigns, and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under or through, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns.

(w)“Released Defendants’ Claims” means, as against the Released Plaintiff Parties, all claims and causes of action, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the claims asserted in the Action, except for claims to enforce this Stipulation or the Settlement.
(x)“Released Parties” or “Released Party” means the Released Plaintiff Parties and Released Defendant Parties collectively or individually, as the context requires.
(y)“Released Plaintiff Parties” means (i) Plaintiffs; and (ii) each of the foregoing’s respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, current and former stockholders, members, parents, subsidiaries, affiliates, funds, directors, officers, employees, agents, insurers, reinsurers, counselors, attorneys, advisors, limited partners, general partners, partnerships, members, managers, consultants, bankers, financial advisors, publicists, accountants, auditors, immediate family members, trustees, executors, administrators, estates, heirs, insurers, assigns, and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under or through, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns.
(z)“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies, and causes of action of any and every kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, or in equity, against any of the Released Defendant Parties that (i) were asserted in any complaint filed in the Action; (ii) were asserted, could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Meta, or by Plaintiffs or any other Company stockholder acting derivatively on behalf of the Company, in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of, or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action or the Consolidated Section 220 Action; or (iii) were asserted, could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs or any other Company stockholder derivatively on behalf of the Company in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action; provided, however, that the Released Plaintiffs’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement, (ii) any direct claims of any stockholder of Meta, including, but not limited to, the direct claims asserted in the matter In re Facebook, Inc. Securities Litigation, No. 5:18-cv-01725-EJD (N.D. Cal.) or other claims for violations of federal securities laws; or (iii) any claim that any Party may have against any Insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, including with respect to obligations to fund the Monetary Settlement Amount or any portion thereof.

(aa)    “Scheduling Order” means the scheduling order to be entered pursuant to Court of Chancery Rule 23.1, substantially in the form attached hereto as Exhibit B.
(bb)    “Settlement” means the settlement contemplated by this Stipulation of the claims asserted by Plaintiffs against the Defendants in the Action.
(cc)    “Settlement Fund” means the Monetary Settlement Amount plus any interest earned thereon.
(dd)    “Settlement Hearing” means the hearing to be held by the Court to consider, among other things, final approval of the Settlement and whether and in what amount any award of attorneys’ fees and expenses should be paid to Plaintiffs’ Counsel.
(ee)    “Taxes” means (i) all federal, state, and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund, and (ii) the expense and costs incurred by Plaintiffs’ Counsel in connection with determining the amount of, and paying any taxes owed by, the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).
(ff)    “Unknown Claims” means any claims that a releasing Person or Current Meta Stockholder does not know or suspect exists in his, her, or its favor at the time of the release of the Released Claims as against the Released Parties, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each Current Meta Stockholder and Released Party shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Released Parties acknowledge, and each Current Meta Stockholder by operation of law is deemed to acknowledge, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties, and by operation of law, the Released Parties and each Current Meta Stockholder, to completely, fully, finally, and forever extinguish any and all Released Claims, whether known claims or Unknown Claims, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts, that could have been asserted in a derivative capacity. The Parties also acknowledge, and the Released Parties and each Current Meta Stockholder by operation of law are deemed to acknowledge, that the inclusion of “Unknown Claims” in the definition of Released Claims is separately bargained for and is a key element of the Settlement.
II.Settlement Consideration
1.Monetary Settlement Amount. If, within three (3) business days after the Settlement Hearing, the Court enters an order approving both the Settlement and the Fee and Expense Award, then Defendants shall cause the Insurers to: (i) pay the Net Settlement Amount to Meta within two (2) Business Days after the Court’s approval of the Settlement and receiving all information reasonably required to process that payment; and (ii) pay the Fee and Expense Award to an account controlled by Co-Lead Counsel within two (2) business days after the Court’s approval of the Fee and Expense Award and receiving all information reasonably required to process that payment.
2.If the Court enters an order approving the Settlement within three (3) Business Days after the Settlement Hearing but has not yet issued an order concerning the Fee and Expense Application, then Defendants shall cause the Insurers to: (i) pay to Meta the Monetary Settlement Amount, less the maximum fees and expenses sought by Plaintiffs’ Counsel within two (2) Business Days after the Court’s approval of the Settlement and receiving all information reasonably required to process that payment; and (ii) pay the maximum fees and expenses sought by Plaintiffs’ Counsel into the Escrow Account on the fourth (4th) Business Day following the Settlement Hearing. No later than two (2) Business Days after the Court enters an order approving the Fee and Expense Award, Co-Lead Counsel shall transfer the Fee and Expense Award to an account they control, together with any proportional interest earned while on deposit, and transfer any remaining funds in the Escrow Account to Meta.
3.If the Court has not entered an order approving the Settlement within three (3) Business Days of the Settlement Hearing, then Defendants shall cause the Insurers to pay the Monetary Settlement Amount into the Escrow Account on the fourth (4th) Business Day following the Settlement Hearing. If, after the Insurers’ payment into the Escrow Account, the Court enters an order approving the Settlement and any Fee and Expense Award on the same date, then, Co-Lead Counsel shall transfer from the Escrow Account: (i) the Net Settlement Amount to Meta, together with any proportional interest earned while on deposit, no later than two (2) Business Days after the Court’s approval of the Settlement and receiving all information reasonably required to process that payment; and (ii) the Fee and Expense Award to an account controlled by Co-Lead Counsel, together with any proportional interest earned while on deposit, no later than two (2) Business Days after the Court enters an order approving the Fee and Expense Award and receiving all information reasonably required to process payment. If, after the Insurers’ payment into the Escrow Account, the Court enters an order approving the Settlement but reserves decision on the Fee and Expense Application, then Co-Lead Counsel shall: (i) transfer to Meta the Monetary Settlement Amount, together with any proportional interest earned while on deposit, less the maximum fees and expenses sought by Plaintiffs’ Counsel, no later than two (2) Business Days after the Court’s approval of the Settlement and receiving all information reasonably required to process that payment; and (ii) transfer the Fee and Expense Award to an account Co-Lead Plaintiffs control, together with any proportional interest earned while on deposit, and transfer any remaining funds in the Escrow Account to Meta, no later than two (2) Business Days after the Court enters an order approving the Fee and Expense Award.
4.All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until the funds are distributed or returned in accordance with the Stipulation and/or any further order of the Court. The Escrow Agent shall invest all funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund that invests solely in such instruments) and shall collect and reinvest all interest earned. However, any residual cash balances up to the amount insured by the FDIC may be deposited in an account that is fully insured by the FDIC. If the yield on United States Treasury

Bills is negative, the Escrow Agent may, in lieu of purchasing such Treasury Bills, deposit all or any portion of the funds in an account that is fully insured by the FDIC or backed by the faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds may be deposited in such account. The Released Defendant Parties shall have no responsibility for, interest in, or liability of any kind relating to the Escrow Agent’s investment decisions or actions. Co-lead Counsel shall ensure that any Taxes owed are paid from the Settlement Fund on a timely basis, without further order of the Court. Any tax returns prepared for the Settlement Fund (and any elections made therein) shall comply with this Stipulation and shall state that all Taxes on the income earned by the Settlement Fund shall be paid from the Settlement Fund as provided herein. The Released Defendants Parties shall have no responsibility or liability for any act or omission of Plaintiffs’ Counsel or their agents in connection with the payment of such Taxes.
5.If the Settlement is not approved, or is otherwise terminated or cancelled under this Stipulation, the Insurers’ payment of the Monetary Settlement Amount, together with any interest earned while in the Escrow Account, shall be refunded.
6.Corporate Governance Measures. Within ninety (90) Business Days after the Effective Date, Meta will undertake the corporate governance measures described in Exhibit A to this Stipulation (the “Corporate Governance Measures”). The Parties agree that the Corporate Governance Measures confer substantial benefits on Meta and its stockholders, and that Plaintiffs’ efforts caused, or otherwise substantially and materially contributed to, those measures, which Plaintiffs represent were consistent with Plaintiffs’ goals in filing this Action. Meta further agrees that this Action was a significant factor in the Company appointing multiple new independent directors to the Board since April 2018.
III.The Releases and Scope of Settlement
7.The obligations incurred under this Stipulation are in consideration of: (i) the full and final disposition of the Action; and (ii) the Releases provided for under this Stipulation.
8.Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Action shall be dismissed with prejudice, on the merits, and without costs. The Parties shall bear their own fees, costs, and expenses except as expressly provided in this Stipulation. As of the Effective Date, the Released Parties shall be deemed to be released and forever discharged from all of the Released Claims.
9.Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Meta acting directly, Plaintiffs acting derivatively on behalf of

Meta, and all other Meta stockholders acting derivatively on behalf of Meta, and any of their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in interest and assigns, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, completely, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be barred and enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, supporting, or prosecuting any and all Released Plaintiffs’ Claims (including Unknown Claims) against any of the Defendants and the other Released Defendant Parties. Further pursuant to the Judgment, Plaintiffs, on behalf of themselves only, agree and covenant not to authorize or solicit the commencement or prosecution against any of the Released Defendant Parties of any action or proceeding asserting any direct claims related to or arising from the allegations that were asserted or could have been asserted in the Action in their capacity as Meta stockholders; provided, however, that the foregoing covenant shall not extinguish or limit Plaintiffs’ right to participate in any settlement or award obtained in connection with any action asserting direct claims commenced or prosecuted by any party or parties other than themselves (including but not limited to the claims asserted in the matter In re Facebook, Inc. Securities Litigation, No. 5:18-cv-01725-EJD (N.D. Cal.)).

10.Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants and Meta shall be deemed to have, and by operation of law and the Judgment shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Released Defendants’ Claims against the Released Plaintiff Parties.
11.Notwithstanding paragraphs 3-6 above, nothing in the Stipulation or in the Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Judgment. Nothing in the Judgment or this Stipulation, including paragraphs 3-6 above, shall affect or waive Defendants’ claims for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims or rights that any Defendant may have against any of their respective insurers, coinsurers, or reinsurers. Nothing in the Judgment or this Stipulation, including paragraphs 3-6 above, constitutes or reflects a waiver or release of any rights or claims that Defendants or Meta may have regarding the confidentiality or privilege of materials provided to Plaintiffs or Plaintiffs’ Counsel, including the right for Defendants or Meta to seek to enforce the terms of any confidentiality agreements, protective orders, or Delaware Rule of

Evidence 510(f) order or other privilege non-waiver agreements that Plaintiffs or Plaintiffs’ Counsel entered into in connection with their receipt of confidential materials from Defendants or Meta.
IV.Submission of the Settlement to the Court for Approval
12.As soon as practicable after this Stipulation has been executed, Co-Lead Plaintiffs and Defendants shall jointly apply to the Court for entry of the Scheduling Order substantially in the form attached hereto as Exhibit B, providing for, among other things: (a) dissemination of the Notice, substantially in the form attached hereto as Exhibit C; and (b) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement; (ii) the joint request of Plaintiffs and Defendants that the Judgment be entered in all material respects in the form attached hereto as Exhibit D; (iii) Plaintiffs’ Counsel’s Fee and Expense Application (defined below); and (iv) any objections to any of the foregoing. The Parties agree to take all reasonable and appropriate steps to seek and obtain entry of the Scheduling Order.
13.The Parties and each of their respective attorneys agree to (i) use their individual and collective best efforts to obtain Court approval of the Stipulation and the Settlement; (ii) use their individual and collective best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Stipulation provided for hereunder and the entry of the Judgment; and (iii) cooperate fully with one another in seeking the Court’s approval of this Stipulation, to jointly request at the Settlement Hearing that the Judgment be entered, and to take all reasonable and appropriate steps to obtain a Final Judgment in all material respects in the form attached hereto as Exhibit D.
V.Notice
14.Notice of the Settlement shall consist of the Notice, substantially in the form attached hereto as Exhibit C.
15.In accordance with the terms of the Scheduling Order to be entered by the Court, Meta shall provide notice of the proposed settlement to Current Meta Stockholders in the following manner (or in such other manner directed by the Court): (a) Meta shall file a copy of this Stipulation and the Notice, substantially in the form attached hereto as Exhibit B, as exhibits to a Form 8-K with the United States Securities and Exchange Commission; and (b) Meta shall publish hyperlinks to this Stipulation and the Notice, substantially in the form of Exhibit C hereto, within the investor relations section of Meta’s website, landing page available at https://investor.atmeta.com, and those hyperlinks shall remain in place until after the Settlement Hearing.
16.Meta shall bear the Notice Costs, regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur, and in no event shall Defendants, Plaintiffs, any Current Meta Stockholder, or Plaintiffs’ Counsel be responsible for any such Notice Costs.
VI.Stay Pending Court Approval
17.If the Settlement embodied in this Stipulation is approved by the Court, the Parties shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit D.
18.The Parties hereby agree to stay the proceedings in the Action, to file no further actions against the Released Parties asserting any Released Claims, and to stay and not to initiate any and all other such proceedings other than those incident to the Settlement itself, pending the occurrence of the Effective Date.
19.The Parties agree to cooperate in seeking the stay and dismissal of, and to oppose entry of any interim or final relief in favor of, any of the Released Parties in any other proceedings or litigation that challenge the Settlement or otherwise assert or involve, directly or indirectly, any of the Released Claims against any of Released Parties.
20.Notwithstanding Paragraphs 14 and 15, nothing herein shall in any way impair or restrict the rights of any Party or Current Meta Stockholder to defend this Stipulation or the Settlement or to otherwise respond in the event any Person objects to this Stipulation, the Settlement, the Judgment, or the Fee and Expense Award.

VII.Conditions of Settlement
21.This Settlement shall be subject to the following conditions, which the Parties shall use their best efforts to effectuate:
(a)the entry of the Scheduling Order in all material respects in the form attached hereto as Exhibit B;
(b)payment of the Net Settlement Amount and any Fee and Expense Award in accordance with Paragraphs 1-3;
(c)Plaintiffs have not exercised any right to terminate the Settlement;
(d)Defendants have not exercised any right to terminate the Settlement;
(e)approval of the Settlement by the Court, following notice to Meta stockholders, a hearing, and the entry of the Judgment in all material respects in the form attached hereto as Exhibit D, including the Releases substantially in the form set out herein, which has become Final, and dismissal of the Action with prejudice.
VIII.Attorneys’ Fees and Expenses
22.Plaintiffs’ Counsel intends to petition the Court for an award of (i) attorney’s fees, which shall be for an amount no greater than 30.0% of the Monetary Settlement Amount, (ii) reasonable expenses incurred in connection with the Action, which shall be for an amount no greater than $4,800,000.00, and (iii) incentive awards for each of the Co-Lead Plaintiffs, which shall be for an amount no greater than $20,000.00 each (the “Incentive Awards”) and payable from the Fee and Expense Award. Defendants and Meta agree that they will not object to or otherwise take any position on the Fee Award and Incentive Awards so long as they are inclusive of expenses and do not exceed 30% of the Monetary Settlement Amount.  Plaintiffs reserve their right to seek reimbursement of reasonable expenses in addition to a Fee Award of up to 30% of the Monetary Settlement Amount.
23.Any Fee and Expense Award shall be determined by the Court.
24.Any Fee and Expense Award shall be paid pursuant to Paragraph 1.
25.Following the Court’s determination of the Fee or Expense Award, any and all disputes by or among Co-Lead Counsel or any other counsel for Meta stockholders regarding the Fee and Expense Award shall be decided by the Mediator, first as a mediator, and if that fails, as an arbitrator.  The Mediator’s determination as an arbitrator shall be final, binding, and non-appealable. Defendants and Meta shall not take part in any such proceeding or have any responsibility, liability, or obligation whatsoever with respect to the fees or expenses incurred in connection with any such proceeding. The Fee and Expense Award shall be payable solely from the Monetary Settlement Amount.
26.Resolution of the Fee and Expense Award is not a condition to the Settlement, entry of the Judgment, or the dismissal with prejudice of the Defendants in this Action. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independent of any award of attorneys’ fees and expenses. Any disapproval or modification of any Fee and Expense Application by the Court or on appeal shall not affect or delay the enforceability of this Stipulation, including the effectiveness of the releases set forth in paragraphs 3-6 of this Stipulation, provide any of the Parties with the right to terminate the Settlement, impose any obligation on any of the Defendants or Meta, or subject them in any way to an increase in the amount paid by them or on their behalf in connection with the Settlement, or affect or delay the binding effect or finality of the Judgment and the release of the Released Claims.
27.In the event that the Fee and Expense Award is disapproved, reduced, reversed, or otherwise modified, as a result of any further proceedings, including any successful collateral attack, then Co-Lead Counsel shall remit to Meta the amount of any portion of the Fee and Expense Award that Co-Lead Counsel has received but to which Co-Lead Counsel is no longer entitled no later than twenty (20) Business Days following the date that the order vacating or reducing the amount of the Fee and Expense Award becomes final and no longer subject to further appeal or review. In the event that the amount of any Fee and Expense Award is increased as a result of further judicial review or appeal of the Fee and Expense Award and the Monetary Settlement Amount has already been paid, Meta shall remit to Co-Lead

Counsel the amount of such increase no later than twenty (20) Business Days after the date that the order increasing the amount of any Fee and Expense Award becomes final and no longer subject to further appeal or review. For the avoidance of doubt, no Court order or reversal on appeal of any order concerning the Fee and Expense Award shall operate to terminate or cancel this Stipulation and/or the Settlement, or constitute grounds for termination or cancellation of this Stipulation and/or the Settlement.
28.Co-Lead Counsel warrants that no portion of any Fee and Expense Award shall be paid to any Plaintiff, except as approved by the Court.
29.The Released Defendant Parties shall have no input into, or responsibility or liability for, the allocation by Co-Lead Counsel of the Fee and Expense Award.
IX.Termination of Settlement; Effect of Termination
30.Plaintiffs or Defendants shall have the right (but not the obligation) to terminate the Settlement and this Stipulation by providing written notice of their election to do so to all other parties to this Stipulation within five (5) Business Days of (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s declining to enter the Judgment approving the Settlement in any material respect; (c) modification or reversal of the Judgment approving the Settlement in any material respect, on or following reargument, reconsideration, rehearing, appellate review, remand, collateral attack, or other proceedings; or (d) failure to satisfy any of the other conditions of Section VII.
31.Neither modification nor a reversal on appeal of the Fee and Expense Award shall be deemed a material modification of the Judgment or this Stipulation, shall operate to terminate or cancel this Stipulation and/or the Settlement, or shall constitute grounds for termination or cancellation of this Stipulation and/or the Settlement.
32.If either: (a) the Effective Date does not occur, (b) this Stipulation is disapproved, canceled, or terminated pursuant to its terms, or (c) the Settlement otherwise does not become Final for any reason, then (i) the Settlement and this Stipulation (other than this Section and Sections IX and X) shall be canceled and terminated; (ii) any judgment entered in the Action and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under the Settlement shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) Co-Lead Plaintiffs and Defendants shall work together in good faith to set a new trial date and to negotiate a new schedule for further proceedings, to be approved by the Court; (vi) all proceedings respecting the Released Plaintiffs’ Claims shall revert to their status as of 9:00 a.m. ET on July 17, 2025; (vii) Plaintiffs and Defendants shall proceed in all respects as if the Settlement and this Stipulation (other than this

Section and Sections IX and X) had not been entered into; (viii) Co-Lead Counsel must, within twenty (20) business days, remit the Fee and Expense Award, to the extent it has been paid, to Insurers; and (ix) Meta must, within twenty (20) business days, remit to Insurers any portion of the Monetary Settlement Amount that Meta has been paid.
X.No Admission of Wrongdoing
33.Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever alleged in the Action. Defendants make no admission of liability or any form of wrongdoing whatsoever.
34.None of this Stipulation, exhibits attached thereto, the Settlement, the negotiations leading to execution of this Stipulation, or any proceedings taken pursuant to or in connection with the Stipulation or approval of the Settlement, nor any acts, omissions, or arguments proffered in connection therewith, shall be offered against (i) any Released Defendant Party as evidence of any presumption, admission, or concession by any Released Defendant Party of any fault, liability, or wrongdoing of any kind or of any damages whatsoever in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; or (ii) any Released Plaintiff Party as evidence that any of his, her, or its claims are without merit, that any Released Defendant Party had meritorious defenses, or that damages recoverable from any

Defendant under the Complaint would not have exceeded the Monetary Settlement Amount in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement (for the limited purpose of effectuating or enforcing the terms of this Stipulation and the Settlement); provided, however, that the Judgment may be introduced in any proceeding as may be necessary to argue and establish that the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or that a claim asserted in another proceeding is a Released Claim, or to otherwise consummate or enforce the Settlement and Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties or as otherwise required by law.
XI.Miscellaneous Provisions
35.The Parties represent and agree that the terms of the Settlement were negotiated at arm’s length and in good faith, with the assistance of the Honorable Layn R. Phillips of Phillips ADR as Mediator, and reflect a settlement that was reached voluntarily based upon adequate information, sufficient discovery, and consultation with experienced legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

36.All of the exhibits attached hereto (the “Exhibits”) are material and integral parts of the Stipulation, and shall be incorporated by reference as though fully set forth herein.
37.This Stipulation and the Exhibits constitute the entire agreement among the Parties concerning the Settlement, and supersede any prior agreements among them, whether written or oral. No representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.
38.This Stipulation is and shall be binding upon and shall inure to the benefit of the Released Parties and the respective legal representatives, heirs, executors, administrators, transferees, successors, and assigns of all such foregoing Persons and entities and upon any corporation, partnership, or other entity into or with which any of the foregoing may merge, consolidate, or reorganize.
39.This Stipulation may not be amended or modified, nor may any of its provisions be waived, except by written instrument signed by Co-Lead Counsel, Defendants’ Counsel, and Meta’s Counsel, or their respective successors-in-interest.
40.The waiver by Plaintiffs or Defendants of any breach of this Stipulation shall not be deemed a waiver of any other prior or subsequent breach of any provision of this Stipulation.

41.Each Co-Lead Plaintiff represents and warrants, on behalf of itself, that it has been a continuous stockholder of Meta at all times relevant to the allegations in the Action, and none of the Released Plaintiffs’ Claims has been assigned, encumbered, or otherwise transferred in whole or in part.
42.Each of the Parties represents and warrants that he, she, or it has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, and has been advised by counsel, as he, she, or it deems necessary and advisable.
43.Each counsel signing this Stipulation warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her client(s).
44.The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
45.This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any portion of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

46.Without further Order of the Court, Co-Lead Plaintiffs and Defendants may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation that are not otherwise subject to an Order of the Court.
47.To the extent permitted by law, all agreements made and orders entered during the course of the Action related to the confidentiality or privilege of documents or information, including any protective order or Delaware Rule of Evidence 510(f) order entered into by the Parties shall survive this Stipulation and the Settlement. To the extent permitted by law, all designations and agreements made and orders entered during the course of, or in, the Action relating to the confidentiality or privilege of documents, testimony, or information or the exchange of documents or information shall survive this Stipulation and the Settlement, and any termination thereof. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege, including, without limitation, the attorney-client privilege, the joint defense privilege, or the work product protection.
48.Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential; provided, however, that the Parties may disclose such information (i) to any Person who is an officer, director, employee, attorney, or agent of a Party; (ii) to their respective accountants, auditors, lenders, underwriters, initial purchasers, financial advisors, rating agencies, and insurers, and their respective attorneys and representatives; (iii) to any Person to whom disclosure is required by operation of law or lawful subpoena or order of court; (iv) to any governmental agency, tax authority, or securities exchange in connection with any reporting, disclosure, or other regulatory requirements, including, without limitation, Form 10-K and/or Form 10-Q filings and other filings with the SEC; (v) in any proceeding to enforce the terms of the Stipulation, subject to an appropriate form of confidentiality order; or (vi) to any Person with the written consent of all other Parties.
49.This Stipulation may be executed in counterparts by electronic signature, email, PDF, fax, or original signature by any of the signatories hereto and as so executed shall constitute one agreement.
50.This Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or the Settlement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-law principles.
51.The consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for any Fee and Expense Award and enforcing the terms of this Stipulation.
52.Any action arising under or to enforce this Stipulation or any portion thereof shall be commenced and maintained only in the Court.
53.Plaintiffs and Defendants agree that, in the event of any breach of this Stipulation, all of Plaintiffs’ and Defendants’ rights and remedies at law, equity, or otherwise are expressly reserved.

IN WITNESS WHEREOF, the parties by their undersigned attorneys have executed this Stipulation as of November 20, 2025.

Of Counsel:

SCOTT+SCOTT
ATTORNEYS AT LAW LLP
Maxwell R. Huffman
600 W. Broadway, #3300
San Diego, CA 92101
Tel: 619-233-4565

Justin Reliford (#7333)
222 Delaware Ave.
Suite 1050
Wilmington, DE 19801

Donald A. Broggi
Jing-Li Yu (#6483)
Melissa K. May
The Helmsley Building
230 Park Avenue
24th Floor
New York, NY 10169
Tel: 212-223-6444

Geoffrey M. Johnson
12434 Cedar Road
Suite 12
Cleveland Heights, OH 44106
Tel: 216-229-6088

Co-Lead Counsel and Counsel for Co-Lead Plaintiff City of Birmingham Retirement and Relief System

Of Counsel:

KAPLAN FOX & KILSHEIMER LLP
Frederic S. Fox
Hae Sung Nam
Donnie Hall
Aaron Schwartz
850 Third Avenue
New York, NY 10022
Tel: 212 687-1980

Co-Lead Counsel and Counsel for Co-Lead Plaintiff California State Teachers’ Retirement System and for Plaintiff Firemen’s Retirement System of St. Louis

DILWORTH PAXSON LLP
Catherine Pratsinakis (#4820)
1500 Market Street,
Suite 3500E
Philadelphia, PA 19012
Tel: 215-575-7013

Co-Chair of Executive Committee of Plaintiffs’ Counsel and Counsel to Plaintiff Karen Sbriglio

PRICKETT, JONES & ELLIOTT, P.A.

By: /s/ Samuel L. Closic
Kevin H. Davenport (#5327)
Samuel L. Closic (#5468)
John G. Day (#6023)
Stacey A. Greenspan (#7056)
David C. Skoranski (#5662)
Kirsten M. Valania (#6951)
Seth T. Ford (#7051)
1310 King Street
Wilmington, DE 19801
Tel: 302-888-6500
khdavenport@prickett.com
slclosic@prickett.com
jgday@prickett.com
dcskoranski@prickett.com
kmvalania@prickett.com
stford@prickett.com

Co-Lead Counsel and Counsel to Co-Lead Plaintiffs Construction and General Building Laborers’ Local Union No. 79 General Fund and City of Birmingham Retirement and Relief System and to Plaintiff Lidia Levy

HACH ROSE SCHIRRIPA & CHEVERIE LLP
Frank R. Schirripa
Daniel B. Rehns
Kurt M. Hunciker
Kathryn A. Hettler
Scott R. Jacobsen
112 Madison Avenue
10th Floor
New York, NY 10016
Tel: 212-213-8311

Co-Chair of Executive Committee of Plaintiffs’ Counsel and Counsel to Co-Lead Plaintiff Construction and General Building Laborers’ Local Union No. 79 General Fund, and Additional Counsel to Plaintiffs

ROBBINS LLP
Brian J. Robbins
Stephen J. Oddo
Gregory E. Del Gaizo
Robbins LLP
5040 Shoreham Place
San Diego, CA 92122
Tel: 619-525-3990

Executive Committee of Plaintiffs’ Counsel and Additional Counsel for Plaintiffs

GAINEY McKENNA
& EGLESTON
Thomas J. McKenna
Gregory M. Egleston
260 Madison Avenue 22nd Fl. New York, NY 10016
Tel: 212 983-1300

Executive Committee of Plaintiffs’ Counsel and Additional Counsel for Plaintiffs

BERMAN TABACCO
Joseph J. Tabacco, Jr.
Daniel E. Barenbaum
44 Montgomery Street
Suite 650
San Francisco, CA 94104
Tel: 415-433-3200

Executive Committee of Plaintiffs’ Counsel and Additional Counsel for Plaintiffs

DILWORTH PAXSON LLP
Thaddeus J. Weaver (#2790)
800 N. King Street, Suite 202 Wilmington, DE 19801
Tel: 302-571-8867

Co-Chair of Executive Committee of Plaintiffs’ Counsel and Counsel to Plaintiff Karen Sbriglio and Additional Plaintiffs

ANDREWS & SPRINGER, LLC
Peter B. Andrews (#4623)
Craig J. Springer (#5529)
David M. Sborz (#6203)
Jacob D. Jeifa Esq.
4001 Kennett Pike, Ste 250
Wilmington, DE 19807
Tel: 302-504-4957

COTCHETT PITRE
& McCARTHY LLP
Joseph W. Cotchett
Mark Molumphy
Julia Peng
Tyson Redenbarger Gia Jung
840 Malcolm Road
Suite 200
Burlingame, CA 90410
Tel: 650-697-6000

Executive Committee of Plaintiffs’ Counsel and Additional Counsel for Plaintiffs

Of Counsel: WACHTELL, LIPTON, ROSEN & KATZ 51 W 52nd Street New York, New York 10019 (212) 403-1000
POTTER ANDERSON
   & CORROON LLP

/s/ Justin T. Hymes
Kevin R. Shannon (#3137)
Berton W. Ashman, Jr. (#4681)
Callan R. Jackson (#6292)
Justin T. Hymes (#6671)
Megan R. Thomas (#7273)
Hercules Plaza
1313 North Market Street, 6th Floor Wilmington, Delaware 19801
(302) 984-6000
kshannon@potteranderson.com bashman@potteranderson.com cjackson@potteranderson.com jhymes@potteranderson.com mthomas@potteranderson.com

Counsel for Defendants Mark Zuckerberg, Sheryl K. Sandberg, Konstantinos Papamiltiadis, Jeffrey D. Zients, Peggy Alford, Kenneth I. Chenault, Peter A. Thiel, Susan D. Desmond-Hellmann, Reed Hastings, Marc L. Andreessen, and Erskine B. Bowles

Of Counsel:

GIBSON, DUNN & CRUTCHER LLP
Brian M. Lutz
One Embarcadero Center, Suite 2600
San Francisco, California 94111
(415) 393-8200

Martie Kutscher Clark
310 University Avenue,
Palo Alto, California 94301
(650) 849-5300

ROSS ARONSTAM & MORITZ LLP

/s/ R. Garrett Rice
David E. Ross (Bar No. 5228)
R. Garrett Rice (Bar No. 6242)
Elizabeth M. Taylor (Bar No. 6468)
A. Gage Whirley (Bar No. 6707)
Benjamin M. Whitney (Bar No. 7284)
Hercules Building
1313 North Market Street, Suite 1001
Wilmington, Delaware 19801
(302) 576-1600
dross@ramllp.com
grice@ramllp.com
etaylor@ramllp.com
gwhirley@ramllp.com
bwhitney@ramllp.com

Attorneys for Nominal Defendant
Meta Platforms, Inc.

IT IS SO ORDERED this ____ day of __________, 202__.

                        __________________________________
                        Chancellor Kathaleen St. Jude McCormick

EXHIBIT A
Corporate Governance Enhancements
1.Whistleblower Program
•Meta’s whistleblower program prohibits retaliation against employees for reporting alleged privacy violations of law or regulations, including any “known and suspected violations of (a) laws and governmental rules and regulations, (b) accounting, internal accounting controls, and auditing matters, or (c) Meta’s Code of Conduct or other policies. This includes formal or informal information, complaints, or reports received from persons inside or outside of Meta.”
•Meta employees have the ability to make reports regarding any suspected compliance violations by phone, email, website, and other means, including through the SpeakUp hotline, and any such reports can be made anonymously.
•Meta will incorporate into its existing whistleblower program more explicit language regarding reporting concerns about privacy violations of law and regulations, including violations of the 2020 FTC Consent Order or its provisions or Meta’s privacy policies.
•Meta will report summaries of all identified privacy issues raised through whistleblower reports through the SpeakUp hotline to a designated committee of the Board on a quarterly basis.
2.Director Code of Conduct
•Meta will adopt a separate director code of conduct that will include provisions covering conflicts of interest, confidentiality, compliance with laws and regulations, and illegal behavior.
3.Director Conflict of Interest Policy
•Meta will amend its Director Conflicts of Interest Policy (last amended September 7, 2022, and attached) to remove Mark Zuckerberg’s decision-making authority over potential director “conflicts” as follows:
oAssessment of Potential Conflicts
If a Director believes that he or she, directly or through an affiliated organization, is likely to become involved in a business relationship that could create a Potential Conflict, the Director will notify Meta’s Chief Legal Officer (CLO) or the designee of the CLO of such proposed relationship prior to engaging in the Potential Conflict. If the CLO or the CLO’s designee determines that the proposed relationship is a Potential Conflict, the Potential Conflict will be evaluated by the Lead Independent Director to assess whether any conflict would thereby be created, provided that in the event of a Potential Conflict involving the

Lead Independent Director, the matter will be evaluated the chairperson of the Compensation, Nominating and Governance Committee (“CNGC”) (any such assessment, an “Assessment”).
In the event of any disagreement among the parties conducting the Assessment, the CNGC shall make the final determination. In addition, any Potential Conflicts may be escalated to the CNGC for final determination at the discretion of the Lead Independent Director or the chairperson of CNGC, or at the request of the director subject to the evaluation of a Potential Conflict, as applicable. To the extent the CNGC may evaluate, discuss, or assess conflicts, no member of the CNGC involved in such Potential Conflict shall participate.
4.Insider Trading Policy
•All 10b5-1 trading plans under Meta’s 10b5-1 Trading Plan Policy for executive officers shall be subject to the approval or ratification of the CLO or CLO’s designee before any stock sales contemplated by such plans may be effectuated, and any such trading plan may only be terminated early or modified (as defined in Meta’s 10b5-1 Trading Plan Policy) once per year.
•When deciding whether to approve a 10b5-1 plan, the CLO or CLO’s designee shall consider whether the executive officer may be in possession of any material nonpublic information and any certification provided concerning the same.

    2

EXHIBIT B
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE FACEBOOK INC. DERIVATIVE LITIGATION	CONSOLIDATED C.A. No. 2018-0307-KSJM
[PROPOSED] SCHEDULING ORDER
WHEREAS, (i) plaintiffs California State Teachers’ Retirement System, Construction and General Building Laborers’ Local Union No. 79 General Fund, and City of Birmingham Retirement and Relief System (collectively, “Co-Lead Plaintiffs”), and plaintiffs Fireman’s Retirement System of St. Louis, Lidia Levy, and Karen Sbriglio (together with Co-Lead Plaintiffs, the “Plaintiffs”), individually and derivatively on behalf of Meta Platforms, Inc. (f/k/a Facebook, Inc.) (“Meta” or the “Company”); (ii) defendants Mark Zuckerberg, Sheryl K. Sandberg, Konstantinos Papamiltiadis, Jeffrey D. Zients, Peggy Alford, Kenneth I. Chenault, Peter A. Thiel, Susan D. Desmond-Hellmann, Reed Hastings, Marc L. Andreessen, and Erskine B. Bowles (collectively, “Defendants”); and (iii) nominal defendant Meta (together with Co-Lead Plaintiffs and Defendants, the “Parties,” and each a “Party”), have applied, pursuant to Court of Chancery Rule 23.1, for an order approving the proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”), in accordance with the terms and conditions of the Stipulation and Agreement of Settlement, Compromise, and Release entered into by the parties dated November 20, 2025 (the “Stipulation”);1
NOW, THEREFORE, this _____ day of ______________, 2025, upon application of the Parties, IT IS HEREBY ORDERED that:
1.Definitions: Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
2.Settlement Hearing: A hearing (the “Settlement Hearing”) will be held on _____________, 202_, at __:_.m. ET, in the Delaware Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or by telephonic conference or videoconference (in the discretion of the Court), to: (i) determine whether the Settlement is fair, reasonable, and adequate to Meta and its stockholders, and should be approved by the Court; (ii) hear and rule on any objections to the Settlement; (iii) determine whether an Order and Final Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice; releasing all of the Released Claims against the Released Parties; and barring and enjoining prosecution of any and all Released Claims against any and all respective Released Parties; (vi) consider whether and in what amount any Fee and Expense Award should be paid to
1 Capitalized terms not otherwise defined herein shall have the same meaning ascribed in the Stipulation.

Plaintiffs’ Counsel; and (vii) rule on other such matters as the Court may deem appropriate.
3.Adjournment Without Further Notice: The Court may adjourn and reconvene the Settlement Hearing, including the consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or a notation on the docket in the Action.
4.Approval Without Further Notice: The Court may approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Parties, or as otherwise permitted pursuant to the Stipulation, with or without further notice. Further, the Court may enter its Order and Final Judgment, and order the payment of the Fee and Expense Award, all without further notice.
5.Notice: The Court approves, in form and content, the Notice. The date and time of the Settlement Hearing shall be included in the Notice before it is published.
6.The Court finds that the posting and publication of the Notice in substantially the manner set forth in this Order (i) constitutes the best notice reasonably practicable under the circumstances; (ii) constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement;

and (iii) meets the requirements of Court of Chancery Rule 23.1, due process, and applicable law.
7.Notice shall be provided to Current Meta Stockholders in the following manner (or in such other manner as directed by the Court): (i) within seven (7) calendar days hereof, Meta shall file a copy of this Stipulation and the Notice, substantially in the form attached hereto as Exhibit B, as exhibits to a Form 8-K with the United States Securities and Exchange Commission, and (ii) within seven (7) calendar days hereof, Meta shall publish the Stipulation and the Notice, substantially in the form of Exhibit C to the Stipulation, within the investor relations section of Meta’s website, landing page available at https://investor.atmeta.com.
8.Meta shall bear the Notice Costs, and in no event shall Defendants, Plaintiffs, any Current Meta Stockholder, or Plaintiffs’ Counsel be responsible for any such Notice Costs.
9.At least ten (10) calendar days prior to the Settlement Hearing, Meta shall file with the Court and serve on Defendants’ Counsel proof of mailing and publication of the Notice.
10.Appearance at Settlement Hearing and Objections: At the Settlement Hearing, any record or beneficial stockholder of Meta who desires to do so may appear personally or by counsel, and show cause, if any: (i) why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Meta; (ii) why the Order and Final Judgment should not be entered in accordance with and as set forth in the Stipulation; and/or (iii) why the Court should not grant the Fee Application.
11.Unless the Court in its discretion otherwise directs, no Person shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Order and Final Judgment to be entered thereon, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than twenty-five (25) calendar days prior to the Settlement Hearing, such Person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801: (i) a written notice of intention to appear that includes the case name and civil action number, “In re Facebook Inc. Derivative Litigation, Consol. C.A. No. 2018-0307-KSJM (Del. Ch.)”; (ii) the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (iii) the grounds for and purpose of the objection, including a detailed statement of the specific legal and factual basis for each and every objection; (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify, and any exhibits the objector intends to introduce into evidence at the hearing; and (v)  documentation sufficient to prove that the objector owned shares of Meta common stock as of the close of trading on the date of entry of this Scheduling Order. Any such written objection must be signed by the objector or his/her/its counsel. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service/email upon the following attorneys such that they are received no later than twenty-five (25) calendar days prior to the Settlement Hearing:

Samuel L. Closic
PRICKETT, JONES &
   ELLIOTT, P.A.
1310 North King Street
Wilmington, Delaware 19801

Frederic S. Fox
Kaplan Fox & Kilsheimer LLP
800 Third Avenue
38th Floor
New York, NY 10022

Justin O. Reliford
Scott+Scott Attorneys at Law LLP
222 Delaware Avenue, Suite 1050
Wilmington, Delaware 19801

Co-Lead Counsel for Plaintiffs

Berton W. Ashman, Jr.
POTTER ANDERSON
& CORROON LLP
Hercules Building
1313 North Market Street, 6th Floor Wilmington, Delaware 19801
(302) 984-6000

Counsel for Defendants Mark Zuckerberg, Sheryl K. Sandberg, Konstantinos Papamiltiadis, Jeffrey D. Zients, Peggy Alford, Kenneth I. Chenault, Peter A. Thiel, Susan D. Desmond-Hellmann, Reed Hastings, Marc L. Andreessen, and Erskine B. Bowles

R. Garrett Rice
ROSS ARONSTAM & MORITZ LLP
Hercules Building
1313 North Market Street, Suite 1001
Wilmington, Delaware 19801
(302) 576-1600

Counsel for Nominal Defendant Meta Platforms, Inc.

12.Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such Person may otherwise have to object to the Settlement and any Fee and Expense Award to Plaintiffs’ Counsel (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Meta stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.
13.Supporting Papers: At least fifty (50) calendar days prior to the Settlement Hearing, Co-Lead Counsel shall file any opening briefs in support of the proposed Settlement and Fee Application, including any supporting affidavits. In the event any such opening briefs are filed under seal, a public version of the brief shall be filed within four (4) calendar days. Any reply papers in support of the Settlement and Fee Application shall be filed at least ten (10) calendar days prior to the Settlement Hearing. In the event any such reply briefs are filed under seal, a public version of the brief shall be filed within four (4) calendar days.
14.Stay and Temporary Injunction: All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, Meta, Meta’s current stockholders, and anyone acting or purporting to act on behalf of or in the stead of any of them, are barred and enjoined to the maximum extent permitted under law from commencing, pursuing, prosecuting, instigating, maintaining, or in any way participating in the commencement, pursuit, continuation, or prosecution of any action asserting any of the Released Claims against any of the Released Parties.

15.Termination of Settlement: If the Settlement is terminated as provided in the Stipulation or the Effective Date does not occur, (i) this Order shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation; this Order shall be without prejudice to the rights of the Parties and Meta’s stockholders; (ii) all proceedings respecting the Released Plaintiffs’ Claims shall revert to their status before the Settlement; the Parties shall revert to their positions in this Action as of immediately prior to the agreement in principle reached on July 17, 2025; and (iii) neither the existence of the Stipulation nor its contents nor any statements made in connection with its negotiation or any settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding.
16.Extension of Deadlines: The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice.
17.Final Approval: If the Settlement is approved by the Court following the Settlement Hearing, the Court will enter the Judgment, substantially in the form attached as Exhibit D to the Stipulation. The effectiveness of the Order and Final Judgment shall not be conditioned upon the approval of any Fee and Expense Award, either at all or in any particular amount, by the Court.

18.Retention of Jurisdiction: The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

_________________________________________
The Honorable Kathaleen St. Jude McCormick

EXHIBIT D
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE FACEBOOK INC. DERIVATIVE LITIGATION	CONSOLIDATED C.A. No. 2018-0307-KSJM
[PROPOSED] ORDER AND FINAL JUDGMENT
A hearing having been held before this Court on ________, 202_, pursuant to the Court’s order of _______ __, 2025 (the “Scheduling Order”), to determine whether the terms and conditions of the Settlement, as reflected in the Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”), are fair, reasonable, and adequate for the settlement of all Released Claims; whether and in what amount to grant the Fee and Expense Award; whether this Order and Final Judgment should be entered in the above-captioned action (the “Action”); and the Court having considered all matters submitted to it at the hearing and otherwise;
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.Incorporation of Documents and Definitions: This Order and Final Judgment incorporates and makes a part hereof the Stipulation and all of its terms, conditions, provisions, and exhibits. All terms herein with initial capitalization that are not defined in this Order shall have the meanings ascribed to them in the Stipulation.

2.Jurisdiction: The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement and Meta stockholders, as well as personal jurisdiction over the Parties for purposes of the Settlement. It is further determined that Plaintiffs, Defendants, Meta, and all Meta stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Judgment.
3.Notice: The Court finds that the dissemination of the Notice: (a) was implemented in accordance with the Scheduling Order; (b) constituted the best notice reasonably practicable under the circumstances; (c) constituted due, adequate, and sufficient notice to all Persons entitled to receive notice of the Settlement; and (d) met the requirements of Court of Chancery Rule 23.1, due process, and applicable law.
4.Final Settlement Approval and Dismissal of Claims: The Settlement of this Action set forth in the Stipulation is fully and finally approved as fair, reasonable, and adequate, and in the best interests of Meta.
5.Pursuant to Court of Chancery Rule 23.1, this Court approves the terms and conditions of the Settlement set forth in the Stipulation in all respects (including, without limitation: the releases, including the release of the Released Plaintiffs’ Claims as against the Released Defendant Parties and the release of the Released Defendants’ Claims as against the Released Plaintiff Parties; and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the

Settlement is, in all respects, fair, reasonable, and adequate to Meta, and the Parties are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register of Chancery is directed to enter and docket this Order and Final Judgment.
6.The Action and all of the claims asserted against Defendants in the Action by Plaintiffs are hereby dismissed with prejudice, on the merits and without costs, except as otherwise expressly provided in the Stipulation and this Judgment.
7.Releases: The releases set forth in paragraphs 3-6 of the Stipulation (the “Releases”) are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that, as of the Effective Date and without further action by anyone:
a.The Action is dismissed with prejudice, on the merits, and without costs. The Parties shall bear their own fees, costs, and expenses except as expressly provided in the Stipulation. As of the Effective Date, the Released Parties shall be deemed to be released and forever discharged from all of the Released Claims;
b.Meta acting directly, Plaintiffs or any other Company stockholder acting derivatively on behalf of Meta, and any of their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in interest and assigns, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, completely, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be barred and enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, supporting, or prosecuting any and all Released Plaintiffs’ Claims (including Unknown Claims) against any of the Defendants and the other Released Defendant Parties;
c.Plaintiffs, on behalf of themselves only, agree and covenant not to authorize or solicit the commencement or prosecution against any of the Released Defendant Parties of any action or proceeding asserting direct claims related to or arising from the allegations that were asserted or could have been asserted in the Action; provided, however, that this Order and Judgment shall not extinguish or limit Plaintiffs’ rights to participate in any settlement or award obtained in connection with any action asserting direct claims commenced or prosecuted by any party or parties other than themselves; and
d.Defendants and Meta shall be deemed to have, and by operation of law and the Judgment shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Released Defendants’ Claims against the Released Plaintiff Parties.
8.Notwithstanding the above paragraph, nothing in the Stipulation or in this Order and Final Judgment shall bar any action by any of the Parties to enforce the terms of the Stipulation or this Order and Final Judgment. Nothing in the Stipulation or this Order and Final Judgment including the above paragraph, shall affect or waive Defendants’ claims for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and the Settlement, or any claims or rights that any Defendant may have against any of their respective insurers, coinsurers, or reinsurers. Nothing in the Stipulation or this Order and Final Judgment, including the above paragraph, constitutes or reflects a waiver or release of any rights or claims that Defendants or Meta may have regarding the confidentiality of materials provided to Plaintiffs or Plaintiffs’ Counsel, including the right for Defendants or Meta to seek to enforce the terms of any confidentiality agreements or protective orders that Plaintiffs or Plaintiffs’ Counsel entered into in connection with their receipt of confidential materials from Defendants or Meta.
9.Fee and Expense Award: Plaintiffs’ Counsel are hereby awarded a Fee and Expense Award consisting of attorney’s fees in the sum of $____________ and expenses in the sum of $_____, which the Court finds to be fair and reasonable. Co-Lead Plaintiffs are each hereby awarded a Service Award of $____________.

The Fee and Expense Award shall be paid from the Monetary Settlement Amount, and the Incentive Awards shall be paid from the Fee and Expense Award, pursuant to the provisions of the Stipulation.
10.No proceedings or court order with respect to the Fee and Expense Award shall in any way disturb or affect final approval of the Settlement (including precluding this Order and Final Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Judgment.
11.Binding Effect: The binding effect of this Order and Final Judgment and the obligations of the Parties under the terms and conditions of the Settlement and the Stipulation shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of attorneys’ fees, costs, and expenses.
12.Modification of the Stipulation: Without further order of the Court, the Parties (i) may agree to reasonable extensions of time to carry out any provisions of the Settlement; and (ii) are authorized to agree to and adopt such amendments or modifications of the Stipulation or any Exhibits attached thereto that are not materially inconsistent with this Order and Final Judgment.
13.No Admissions: None of the Stipulation, exhibits attached thereto, the Settlement, or the negotiations leading to the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation, or approval of the Settlement, nor any acts, omissions, or arguments proffered in connection therewith, shall be offered against (i) any Released Defendant Party as evidence of any presumption, admission, or concession by any Released Defendant Party of any fault, liability, or wrongdoing of any kind or of any damages whatsoever in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; or (ii) any Released Plaintiff Party as evidence that any of his, her, or its claims are without merit, that any Released Defendant Party had meritorious defenses, or that damages recoverable from any Released Defendant Party under the Complaint would not have exceeded the Monetary Settlement Amount in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; provided, however, that the Order and Final Judgment may be introduced in any proceeding as may be necessary to argue and establish that the Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or that a claim asserted in another proceeding is a Released Claim or to otherwise consummate or enforce the Settlement and the Order and Final Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties or as otherwise required by law.

14.Termination of Settlement: If the Settlement is terminated as provided in the Stipulation, this Order and Final Judgment shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation; this Order and Final Judgment shall be without prejudice to the rights of the Parties; and the Parties shall revert to their positions in this Action as of immediately prior to their July 17, 2025 agreement in principle to settle the Action.
15.Retention of Jurisdiction: Without affecting the finality of this Order and Final Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties and all Meta stockholders for purposes of the administration, implementation, and enforcement of the Settlement. Any disputes regarding the distribution or division of any Fee and Expense Award, however, shall be resolved through mediation and binding arbitration; neither Defendants nor Meta shall take part in any such proceeding.
16.Entry of Final Judgment: There is no just reason to delay the entry of this Order and Final Judgment as a final judgment in the Action. Accordingly, the Register in Chancery is expressly directed to immediately enter this final judgment in the Action.

Dated: __________, 202_
The Honorable Kathaleen St. Jude McCormick
D-8